UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2020

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02    Results of Operations and Financial Condition.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 2.02 shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On January 9, 2020 SYNNEX Corporation (“SYNNEX”) issued a press release regarding SYNNEX’ financial results for its fiscal fourth quarter and year ended November 30, 2019 and the announcement of a dividend in the amount of $0.40 for the first quarter of fiscal year 2020. The full text of SYNNEX’ press release is furnished herewith as Exhibit 99.1.

Item 7.01    Regulation FD Disclosure.

On January 9, 2020, SYNNEX announced plans to separate into two publicly traded companies: SYNNEX Technology Solutions, a leading IT distribution, services and integrated solutions company, and Concentrix, a leading global CX solutions company. The transaction is expected to be subject to certain conditions, including, among others, obtaining final approval from SYNNEX’ Board of Directors, receipt of a favorable opinion with respect to the tax-free nature of the transaction for federal income tax purposes and the effectiveness of a Form 10 filing with the Securities and Exchange Commission. SYNNEX issued a press release describing the plans, and the full text of this press release is furnished herewith as Exhibit 99.2.

Statements in this report regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding the separation transaction, including the tax-free nature of the spin-off of Concentrix.

The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to the satisfaction of closing conditions in the anticipated timeframe or at all; the unfavorable outcome of any legal proceedings that have been or may be instituted against SYNNEX or Concentrix; the ability to retain key personnel; negative effects of the transaction announcement or the consummation of the proposed spin-off on the market price of the capital stock of SYNNEX or Concentrix; significant transaction costs, fees, expenses and charges; unknown liabilities; the risk of litigation and/or regulatory actions related to the transaction; transaction-related financings; other business effects; future exchange and interest rates; changes in laws, regulations, and policies; and competitive developments; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2018 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Item 8.01    Other Events.

SYNNEX has established record and meeting dates for its 2020 Annual Meeting of Stockholders. SYNNEX stockholders of record at the close of business on January 23, 2020, will be entitled to notice of the meeting and to vote upon matters considered at the meeting. The meeting will be held in Fremont, California at SYNNEX’ headquarters located at 44201 Nobel Drive, beginning at 10:00 a.m. PT on March 17, 2020.

A stockholder proposal not included in the proxy statement for SYNNEX’ 2020 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to SYNNEX’ Corporate Secretary at its headquarters and otherwise complies with the provisions of SYNNEX’ Bylaws. To be timely, SYNNEX’ Bylaws provide that SYNNEX must have received the stockholder’s notice not less than 50 days nor more than 75 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, SYNNEX must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day SYNNEX mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. For SYNNEX’ 2020 Annual Meeting of Stockholders, stockholders must submit written notice to the Corporate Secretary in accordance with the foregoing Bylaw provisions no later than the close of business on January 27, 2020.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

99.1	Press Release dated January 9, 2020 regarding financial results.
99.2	Press Release dated January 9, 2020 regarding separation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2020	SYNNEX CORPORATION

	By:	/s/ Simon Y. Leung
Simon Y. Leung Senior Vice President, General Counsel and Corporate Secretary

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